UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2007

PROFESSIONALS DIRECT, INC.
(Exact name of registrant as specified in its charter)

Michigan	0-49786	38-3324634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

5211 Cascade Road, S.E. Grand Rapids, Michigan	49546
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (616) 456-8899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01. Regulation FD Disclosure.

On or about August 16, 2007, Professionals Direct, Inc., a Michigan corporation (the “Company”), mailed a letter to its record shareholders notifying them that on August 10, 2007, the Company was notified that the Commissioner of Insurance of the State of Michigan and the Office of Financial and Insurance Services of the Michigan Department of Labor and Economic Growth issued an order dated August 6, 2007, granting approval of the acquisition of control of the Company by The Hanover Insurance Group, Inc. (“Hanover”) pursuant to an Agreement and Plan of Merger dated June 25, 2007, among the Company, Hanover, and a subsidiary of Hanover.  A copy of the letter is furnished as Exhibit 99.1.

Item 8.01. Other Events.

See the information set forth in Item 7.01 above which is herein incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

99.1	Letter to Shareholders dated August 16, 2007

Forward-Looking Statements

Statements included in this report that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements regarding expectations as to the completion of the merger and the other transactions contemplated by the merger agreement. The forward-looking statements contained in this letter involve risks and uncertainties that could cause actual results to differ materially from those referred to in a forward-looking statement. These risks include, but are not limited to, the ability of the parties to the merger agreement to satisfy the conditions to closing specified in the merger agreement. More information about Professionals Direct, Inc. and other risks related to the company are detailed in the company’s Proxy Statement filed on August 1, 2007, its most recent annual report on Form 10-KSB for the year ended December 31, 2006, and its quarterly report on Form 10-QSB and current reports on Form 8-K as subsequently filed with the SEC.  Professionals Direct, Inc. does not undertake an obligation to update forward-looking statements.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 16, 2007	PROFESSIONALS DIRECT, INC.

	By:	/s/ Stephen M. Tuuk
Stephen M. Tuuk President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Letter to Shareholders dated August 16, 2007